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                                                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Security Dynamics Technologies, Inc. (the "Company") on Form S-8 of our report dated May 15, 1998 (which report expresses an unqualified opinion, refers to the report of other auditors and includes explanatory paragraphs referring to the restatement of the consolidated financial statements for poolings of interests in 1997 and 1998 and a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in the Company's Current Report on Form 8-K dated May 20, 1998.

                                                      /s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 22, 1999